Exhibit 99.1

MINDEN BANCORP, INC.

415 MAIN * P. O. Box 797

MINDEN, LOUISIANA 71058-0797

_____________________________________

318-377-0523 TELEPHONE

318-377-0038 FAX

www.mblminden.com

PRESS RELEASE

For Release: Immediately	For Further Information:

A. David Evans, President/CEO
318-377-0523
E-mail-mbldavid@shreve.net
Or
Becky T. Harrell, Treasurer/CFO
318-377-0523
E-mail-mblbecky@shreve.net

MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND

FOR THE FOURTH QUARTER ENDING DECEMBER 31, 2005

Minden, LA. -January 11, 2006 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on January 10, 2006, declared its twelfth cash dividend of $.08 per share on the common stock of the Company payable on February 10, 2006, to the stockholders of record at the close of business on January 26, 2006.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At September 30, 2005, the Company had total assets of $109.6 million, total liabilities of $91.2 million, and total stockholders’ equity of $18.4 million.